UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-2771978
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates:  333-214579

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Global Net Lease, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, to be registered hereunder, set forth under the section entitled “Description of the Series A Preferred Stock” contained in the Registrant’s prospectus supplement, dated September 7, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Prospectus”), dated November 10, 2016, included in the Registration Statement on Form S-3 (No. 333-214579) of the Registrant filed with the SEC on November 14, 2016, as well as the related information under the heading “Description of Capital Stock — Preferred Stock” in the Prospectus.

Item 2. Exhibits

Exhibit No.	Description

3.1(1)	Articles of Amendment to the Amended and Restated Charter of Global Net Lease, Inc. (f/k/a American Realty Capital Global Trust, Inc.).
3.2(2)	Articles of Amendment of Global Net Lease, Inc. (f/k/a American Realty Capital Global Trust, Inc.).
3.3(4)	Articles of Amendment (Reverse Stock Split) of Global Net Lease, Inc.
3.4(4)	Articles of Amendment (Par Value Decrease) of Global Net Lease, Inc.
3.5(5)	Articles of Amendment of Global Net Lease, Inc.
3.6*	Articles Supplementary to the Amended and Restated Charter of Global Net Lease, Inc. designating the shares of 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.
3.7(3)	Amended and Restated Bylaws of Global Net Lease, Inc.

(1)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 3, 2015.
(2)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2015.
(3)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2015.
(4)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2017.
(5)	Incorporated by reference to an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2017.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 8th day of September, 2017.

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President